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
                                                                 Exhibit 11
                               NORDSON CORPORATION
                        CALCULATION OF EARNINGS PER SHARE
         (Dollars and shares in thousands except for per share amounts)

                       Thirteen Weeks Ended           Thirty-Nine Weeks Ended
                  July 30, 1995   July 31, 1994    July 30, 1995   July 31, 1994
                  -------------   -------------    -------------   -------------
PRIMARY:

Weighted average number
  of common shares
  outstanding during
  the period             18,147        18,602           18,273          18,669

Effect of Company
  stock plans based on
  the treasury stock
  method                    367           386              379             456
                         -------       -------          -------         -------
Total weighted average
  common shares and
  common share
  equivalents            18,514        18,988           18,652          19,125
                        =======       =======          =======         =======
Net income              $14,847       $13,118          $36,481         $31,668
                        =======       =======          =======         =======
Earnings per share      $   .80       $   .69          $  1.96         $  1.66
                        =======       =======          =======         =======
FULLY DILUTED:

Weighted average number
  of common shares
  outstanding during
  the period             18,147        18,602           18,273          18,669

Effect of Company
  stock plans based on
  the treasury stock
  method                    367           386              379             456
                        -------       -------          -------         -------
Total weighted average
  common shares and
  common share
  equivalents            18,514        18,988           18,652          19,125
                        =======       =======          =======         =======
Net income              $14,847       $13,118          $36,481         $31,668
                        =======       =======          =======         =======
Earnings per share      $   .80       $   .69          $  1.96         $  1.66
                        =======       =======          =======         =======

                                        13
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